Exhibit 99.1
Consent of Independent Registered Public Accounting Firm
Inverness Medical Innovations, Inc. and subsidiaries
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statement on Form S-4/A (No. 333-149259) of Inverness Medical Innovations, Inc. and subsidiaries of our reports dated February 29, 2008 (except for the restatement discussed in Note 2(s), as to which is dated April 28, 2008) relating to the consolidated financial statements and the effectiveness of Inverness Medical Innovations, Inc. and subsidiaries’ internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2007, filed with the Securities and Exchange Commission on April 29, 2008.
/s/ BDO Seidman, LLP
Boston, Massachusetts
May 1, 2008